UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO CORP. is referred to herein as “FOMO”, “the Company”, “we”, or “us”.

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022 and April 4, 2022, we entered into three financing arrangements, with all the net loan proceeds used for the purchase of interactive whiteboards by our wholly owned subsidiary SMARTSolution Technologies L.P. (“SST”). The financing arrangements entered into are as follows:

(a) On March 31, 2022, we entered into a junior loan facility with a third-party for $266,000 with a one-year maturity (the “March Junior Loan Agreement”), netting us $196,000 after legal fees. In the event we repay the amounts due within days 1-30, the amount due is $246,000. In the event we repay the amounts due within days 31-60, the amount due is $250,000. In the event we repay the amounts due within days 61-90, the amount due is $254,000. In the event we repay the amounts due within days 91-120, the amount due is $258,000.

(b) On March 31, 2022, we also entered into a junior loan with Mitchell Schwartz, the founder and CEO of SST, for $185,000 (the “Schwartz Junior Loan Agreement”). The loan has a six-month maturity, pays 11.5% simple interest per annum, and includes a success fee of $10,000 upon repayment in full.

(c) On April 4, 2022, we entered into a $500,000 purchase order financing agreement with a third-party (the “PO Financing Agreement”) .. The PO Financing Agreement has a term of twelve months and provides for a two percent monthly interest rate on outstanding balances.

The above description of the March Junior Loan Agreement, the Schwartz Junior Loan Agreement and the PO Financing Agreement are only summaries and are qualified in their entirety by reference to the copies of those documents filed as Exhibits to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	March Junior Loan Agreement

10.2	Schwartz Junior Loan Agreement

10.3	PO Financing Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: April 5, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer